UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2020

The Middleby Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-09973	36-3352497
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Toastmaster Drive,

Elgin, Illinois 60120

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(847) 741-3300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, nominal value $0.01 per share	MIDD	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Credit Agreement Amendment

On August 17, 2020, The Middleby Corporation (the “Company”) announced that Middleby Marshall Inc. (“MMI”), a subsidiary of the Company, Bank of America, N.A., as administrative agent, and certain lenders entered into a First Amendment to Seventh Amended and Restated Credit Agreement (the “First Amendment”), which will, subject to the Closing Conditions (as defined below), amend the Company’s existing five-year, $3.5 billion amended and restated multi-currency credit agreement (as amended from time to time prior to the date hereof, the “Existing Credit Agreement,” and the Existing Credit Agreement, as amended by the First Amendment, the “Credit Agreement”).

Subject to, among other things, a prepayment of term loan obligations under the Existing Credit Agreement in an aggregate amount of at least $400,000,000 using the proceeds of unsecured debt, including convertible notes, or equity (or a combination thereof) (collectively, the “Closing Conditions”), the First Amendment will amend the Existing Credit Agreement to, among other things:

(i)	modify certain covenants and definitions thereunder, including to permit certain junior capital transactions, including convertible notes, and certain hedging arrangements;

(ii)	modify the covenant restricting the incurrence of debt to allow the Company to incur additional debt if, on a pro forma basis after giving effect to the incurrence of such debt, the leverage ratio of the Company does not exceed 5.5 to 1.0 and the Company is otherwise in compliance with the secured leverage ratio;

(iii)	replace the existing leverage ratio financial covenant with a secured leverage ratio financial covenant such that the secured leverage ratio may not exceed 3.50 to 1.00 as of the last day of any fiscal quarter of the Company, except that:

(A)	during the elevated covenant period (the “Elevated Covenant Period”) lasting from the first day of the Company’s fourth fiscal quarter of fiscal year 2020 and continuing through the last day of the Company’s second fiscal quarter of fiscal year 2021 (unless MMI elects to terminate such period subject to the satisfaction of a 4.00 to 1.00 leverage ratio test calculated as of the last day of any 12-month period ending during the Elevated Covenant Period), such secured leverage ratio may not exceed:

i.	4.50 to 1.00 as of the last day of the Company’s fourth fiscal quarter of fiscal year 2020;

ii.	4.50 to 1.00 as of the last day of the Company’s first fiscal quarter of fiscal year 2021;

iii.	4.25 to 1.00 as of the last day of the Company’s second fiscal quarter of fiscal year 2021; and

(B)	if the Elevated Covenant Period has ended, the secured leverage ratio may be adjusted to 4.00 to 1.00 for a four consecutive fiscal quarter period in connection with certain qualified acquisitions, subject to the terms and conditions contained in the Credit Agreement;

(iv)	add three additional pricing levels to the Commitment Fee Rate, Eurocurrency Margin, LC Fee Rate, Base Rate Margin and Canadian Prime Rate Margin (each defined in the Credit Agreement) applicable if the leverage ratio is:

(A)	greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00;

(B)	greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00; and

(C)	greater than or equal to 5.00 to 1.00;

(v)	increase capacity for addbacks to EBITDA (as defined in the Credit Agreement) to a cap of 20% of EBITDA for certain costs, fees and expenses including, after giving effect to the First Amendment, COVID-19 pandemic related expenses incurred on or after January 1, 2020 and prior to the first day of the Company’s third fiscal quarter of fiscal year 2022; and

(vi)	add a condition to each new borrowing under the Credit Agreement that the aggregate cash and Cash Equivalent Investments (as defined in the Credit Agreement) of the Company and its subsidiaries not subject to certain liens shall not exceed $500,000,000, subject to certain exceptions.

The summary above is subject to the complete terms of the First Amendment, which will be filed upon the satisfaction of the Closing Conditions.

A copy of the press release announcing recent Company developments and the proposed Credit Agreement amendment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Convertible Notes Offering

On August 17, 2020, the Company also announced that it proposes to offer (the “Offering”) $550 million aggregate principal amount of convertible notes due 2025 (the “Offered Notes”), subject to market conditions and other factors. The Offered Notes are to be offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company also intends to grant to the initial purchasers of the Offered Notes a 13-day option to purchase up to an additional $82.5 million aggregate principal amount of the Offered Notes. In connection with the pricing of the Offered Notes, the Company expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the Offered Notes and/or their respective affiliates and/or other financial institutions. The capped call transactions will initially cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the Offered Notes, assuming the initial purchasers do not exercise their option to purchase additional Offered Notes.

A copy of the press release announcing the launch of the Offering is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release of The Middleby Corporation, dated as of August 17, 2020, relating to recent Company developments and the proposed Credit Agreement amendment
99.2	Press Release of The Middleby Corporation, dated as of August 17, 2020, relating to the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

By:	/s/ Bryan E. Mittleman
Bryan E. Mittelman
Chief Financial Officer

Date: August 17, 2020